Exhibit (j)(2): Consent of Deloitte & Touche LLP, Independent Public Accountants
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                                                                    Exhibit 23.0




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement of de Leon Internet 100 Fund of our report dated July 20, 2000, included in the de Leon Internet 100 Fund's Annual Report for the year ended June 30, 2000, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
October 30, 2000